                                                                    EXHIBIT 10.1

                         MEDIATION SETTLEMENT AGREEMENT


         This Mediation Settlement Agreement (this "Agreement") is made and entered into as of November 15, 2002, by, between and among:

         A. Longhorn Partners Pipeline, L.P. ("Longhorn"); and

         B. Holly Corporation, Navajo Refining Company, L.P., and Black Eagle, Inc. ("the Holly Entities").

         Longhorn and the Holly Entities are referred to herein collectively as the "Parties." This Agreement is a binding contract, the terms of which are delineated below.

         Reference to "the El Paso lawsuit" refers to the lawsuit brought by Longhorn in the 120th State District Court in El Paso County, Texas and assigned cause number 98-2991. Reference to "the New Mexico lawsuit" refers to the lawsuit brought by Navajo Refining Company, L.P. and Holly Corporation assigned cause number CV-2002-417 in the 5th Judicial District Court in Eddy County, New Mexico.

         1. Legal Actions. The Parties have or may have claims against the other and, without admitting any validity to those claims, the Parties wish to settle their disputes and hereby enter into this Agreement for that purpose.

         2. Settlement. The Parties intend hereby to fully and finally settle all disputes, claims, and causes of action which have been asserted in the El Paso lawsuit and the New Mexico lawsuit, or which could have been asserted in either lawsuit. The provisions of this Agreement set forth the terms of their settlement.

         3. Closing. On or before November 26, 2002 ("Closing"), the parties who are signatories to each of the following will execute:


MEDIATION SETTLEMENT AGREEMENT - PAGE 1

                  A. A Throughput and Deficiency Agreement ("T&D Agreement") containing the terms specified in Exhibit A hereto (the "T&D Terms") and other terms and provisions customarily found in similar agreements of this type which are not inconsistent with the T&D Terms;

                  B. A Promissory Note (the "Note") in the form attached hereto at Exhibit B;

                  C. Mutual Releases of the El Paso and New Mexico lawsuits in the forms attached hereto at Exhibits C-1 and C-2, provided, however, that if an agreement is reached on or before November 25, 2002, to resolve the lawsuit styled and numbered Collins v. Longhorn Partners Pipeline, L.P., et al., Cause No. 98-2089, now pending in the 198th Judicial District Court of Kimble County, Texas, then the forms of release attached hereto at Exhibits C-1 and C-2 will be revised to include Marian Collins, the Estate of Lucien Collins, Max Renea Hicks, Ben J. Cunningham, and the George Donaldson law firm and its predecessors and its present and former partners, officers, and employees among the "Holly Released Parties," and the signatories (including Marian Collins, the Estate of Lucien Collins, Max Renea Hicks, Ben J. Cunningham, and R. James George, Jr., for the George Donaldson law firm) will execute the forms of Mutual Release as so revised, which shall contain an appropriate exclusion for (i) claims now pending or that could be brought in the case styled and numbered Spiller, et al. v. Walker, et al., No. A CA 255 SS in the United States District Court for the Western District of Texas, among those who are now parties to that case, and (ii) for any proposed signatories who do not sign the revised Mutual Releases; and

                  D. An Arbitration Agreement in the form attached hereto at Exhibit D. The documents referenced in subparagraphs A through D above are hereinafter referred to as the "Closing Documents."

MEDIATION SETTLEMENT AGREEMENT - PAGE 2

         4. Dismissal of Lawsuits. Within five (5) days of Closing and the execution of the Closing Documents by all signatory parties thereto: (a) Longhorn and the Holly Entities will file a joint motion with the El Paso Court seeking dismissal of the El Paso lawsuit with prejudice (including all claims that could have been brought by those parties therein), and will thereafter attempt to obtain an Order of Dismissal at the earliest practical date in accordance with said motion; (b) the Holly Entities, Longhorn and those other parties who have signed the Release in the form of Exhibit C-2, will file a joint motion with the New Mexico Court seeking dismissal of the New Mexico lawsuit with prejudice with respect to claims between and among those parties (including all claims that could have been brought among those parties therein), and will thereafter attempt to obtain an Order of Dismissal at the earliest practical date in accordance with said motion; and (c) the Holly Entities will file a withdrawal of their petition for review in their appeal from the El Paso lawsuit to the Texas Supreme Court.

         5. Press Release. The Parties agree to issue a joint press release relating to this Agreement in the form of Exhibit E hereto, as soon as practical after execution of this Agreement by all Parties.

         6. Covenant Not To Sue. Longhorn covenants not to institute any litigation or other legal proceedings relating to the facts, events or occurrences that form the basis of the disputes which are the subject of the El Paso litigation or the New Mexico litigation against (a) the George Donaldson law firm or any of its present or former partners, officers or employees, or (b) Marian Collins or the Lucien Collins Estate. However, notwithstanding the foregoing, Longhorn reserves the right to respond in any manner it deems to be necessary or appropriate, in its sole discretion, including the assertion and prosecution of counterclaims, in any existing litigation or future litigation brought by or on behalf of any of said parties (unless brought solely in the capacity as counsel for others, and in accordance with pertinent procedural and disciplinary rules governing the conduct of attorneys)

MEDIATION SETTLEMENT AGREEMENT - PAGE 3
against Longhorn; any such counterclaims in any currently pending litigation, however, shall be limited to (i) counterclaims previously asserted, (ii) counterclaims in response to claims not asserted against Longhorn as of the date of this Agreement, and (iii) counterclaims based on evidence discovered after the date of this Agreement.

         7. Opposition Efforts. The Holly Entities and their affiliates will immediately discontinue all direct and indirect opposition, and support of any opposition (financial or otherwise), to the Longhorn Pipeline Project (including, but not limited to, litigation, lobbying and public relations), except to the extent, and only to the extent, Holly is contractually obligated to provide such support. Holly will use its reasonable best efforts to negotiate a termination of its (and any of its affiliates') existing contractual obligations to provide such support at the earliest practical date and the Holly Entities and Longhorn will use their reasonable best efforts to arrange for the easement litigation (including all claims and counterclaims that have been or could have been brought by any party in that action) currently pending against Longhorn in Kimble County, Texas to be dismissed with prejudice at the earliest practical date.

         8. Representations of Authority and Approval. Each of Longhorn and the Holly Entities warrants and represents that it has the authority and has obtained all approvals necessary to execute this Agreement and the Closing Documents, and to perform its obligations thereunder.

         9. Consideration Acknowledged. The Parties acknowledge that the covenants contained in this Agreement provide good and sufficient consideration for every promise, duty, release, obligation, and right contained in this Agreement.

         10. Notices. Any notice or other communication required or permitted under the terms of this Agreement shall be in writing and shall be considered as properly given or served if delivered


MEDIATION SETTLEMENT AGREEMENT - PAGE 4
to or sent by certified mail, return receipt requested, postage and charges prepaid and addressed to the address of record, which unless changed by appropriate notice is as follows:

         (a) if to Longhorn: Jenkens & Gilchrist, P.C., 1445 Ross Avenue, Suite 3200, Dallas, Texas 75202; ATTN: Mr. Barry F. Cannaday.

         (b) if to the Holly Entities: Carrington, Coleman, Sloman & Blumenthal, L.L.P., 200 Crescent Court, Suite 1500, Dallas, Texas 75201; ATTN: Mr. Ken Carroll.

         11. Independent Judgment. In consideration of the above promises, the undersigned represent and warrant that each has consulted counsel and has acted on his own judgment as to all matters addressed herein, including the value of any property or interest required to be transferred hereby, and has not been induced to enter into this Agreement by any statement, act, or representation of any kind or character on the part of any other entity or person.

         12. Denial of Liability. It is understood by the Parties that each of them has denied and still denies the claims and allegations made against them by the other and that this Agreement is being entered into purely as a compromise of disputed matters for the purpose of avoiding the uncertainty of litigation, costs of litigation, and the uncertainty of collection of any judgment which might be obtained therein. The settlement of such claims and counterclaims which might be asserted and the obligations created by this Agreement are not and shall not be construed as an admission of liability by any of the Parties on any claim or counterclaim.

         13. Entirety and Amendments. This Agreement and attached exhibits embody the entire agreement among the Parties, and supersede all prior agreements and understandings, if any, relating to the subject matter hereof, except for agreed court orders. Any amendment hereto must be in writing and signed by the Parties in order to be effective.



MEDIATION SETTLEMENT AGREEMENT - PAGE 5

         14. Multiple Counterparts. This Agreement may be executed in a number of identical counterparts, all of which collectively constitute one agreement. However, in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart containing the signature of any Party against which enforcement is sought.

         15. Dispute Resolution. All disputes relating to or arising out of this Agreement and the documents to be executed in connection herewith at Closing shall be first submitted to mediation in Dallas, Dallas County, Texas to the Honorable Robert M. Parker or, if he is not available, to another mediator mutually acceptable to the parties. In the event that any disputes cannot be settled through mediation, those disputes will be resolved through arbitration pursuant to the terms set forth in the form of arbitration agreement attached hereto at Exhibit D. Nothing herein, however, shall prevent any party from taking such measures as are necessary and appropriate to preserve the status quo pending such mediation and/or arbitration.

         16. Non-Waiver. Failure of any party to exercise any right or option arising out of a breach of this Agreement shall not be deemed a waiver of any right or option with respect to any subsequent or different breach or the continuance of any existing breach.

         17. Law Governing. This Agreement is to be performed in Dallas County, Texas, and the substantive laws of such state shall govern the validity, construction, enforcement, and interpretation of this Agreement.

         18. Parties Bound. This Agreement shall be binding upon and inure to the benefit of the Parties, their respective heirs, successors, assigns, employees, officers, directors, agents and affiliates.

         19. Binding Agreement. The Parties agree to proceed promptly toward the negotiation and execution of a definitive T&D Agreement containing the T&D Terms set forth in Exhibit A and to consummate the Closing of this Settlement on or before November 26, 2002. The Parties agree that

MEDIATION SETTLEMENT AGREEMENT - PAGE 6
this Agreement is intended to be a binding contract between the Parties. In the event that for any reason any Party hereto attempts to withdraw from this Agreement or refuses to acknowledge or comply with any material term hereof prior to the execution and delivery of the Closing Documents, the other Party may elect to either (a) enforce this Agreement or (b) terminate this Agreement in its entirety.

         IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

LONGHORN PARTNERS PIPELINE, L.P.                HOLLY CORPORATION

By:  Longhorn Partners GP, L.L.C.
     Its: General Partner
                                                By:   /s/ LAMAR NORSWORTHY
                                                      --------------------------
                                                Its:  Chairman of the Board and
                                                      Chief Executive Officer
                                                      --------------------------
     By:  /s/ CARTER R. MONTGOMERY
         ------------------------------
         Carter R. Montgomery
         President and
           Chief Executive Officer
                                                NAVAJO REFINING COMPANY, L.P.


                                                By:   /s/ MATTHEW P. CLIFTON
                                                      --------------------------
                                                Its:  President
                                                      --------------------------

                                                BLACK EAGLE, INC.

                                                By:   /s/ MATTHEW P. CLIFTON
                                                      --------------------------
                                                Its:  President
                                                      --------------------------



MEDIATION SETTLEMENT AGREEMENT - PAGE 7

                                    EXHIBIT A

      PROPOSED TERMS AND CONDITIONS OF THROUGHPUT AND DEFICIENCY AGREEMENT

1. The T&D Agreement to be executed by Navajo will cover the shipment of petroleum products from the origination of the Longhorn Pipeline at GATX Terminals Corporation's terminal at Galena Park, Texas to a point of destination in El Paso, Texas.

2.       The principal terms of the T&D Agreement are as follows:

         a. The term of the T&D Agreement will be six (6) years and will commence upon Startup of the Longhorn Pipeline Project (as "Startup" is defined in the Promissory Note from Longhorn to Navajo in the form attached as Exhibit B to the Settlement Agreement (the "Note")).

         b. Navajo Refining Company, L.P. will prepay Longhorn $25 million at Closing in immediately available funds (the "Prepayment Amount").

         c. The tariff rate for shipments from the point of origin to El Paso will be $.05 per gallon. Instead of billing Navajo for volumes shipped through the pipeline, the amounts due from Navajo for shipments from the point of origin to El Paso will be deducted from the Prepayment Amount. Additionally, terminalling charges due from Navajo at Longhorn's El Paso terminal (21 cents per barrel) will be deducted from the Prepayment Amount.

         d. If during any 6 month (semi-annual)(1) time period, Navajo does not ship at least an average of 7,000 barrels per day (subject to adjustment for material curtailments and prorationing), then the "deficiency" shall be deducted from the Prepayment Amount at a rate of $2.10 per barrel.

         e. If Navajo ships in excess of an average of 7,000 barrels per day over a 6-month (semi-annual) period ("Excess Shipments"), such Excess Shipments shall not be subject to the T&D Agreement and shall not be deducted from the Prepayment Amount, but shall instead be paid for at the spot price or other mutually agreed price in effect on the date of shipment. Notwithstanding the foregoing, if during prior periods Navajo was prevented from shipping nominated volumes as a result of material curtailments or prorationing ("Curtailed Nominated Volumes"), then such Excess Shipments may used to recoup prior Curtailed Nominated Volumes that have not been previously recouped. Such recouped volumes shall be subject to the T&D Agreement and shall be deducted from the Prepayment Amount.


----------

(1) The first such semi-annual period will commence on the first day of the month following the date of the startup of the Longhorn Pipeline Project.

MEDIATION SETTLEMENT AGREEMENT - PAGE 8

         f. The T&D Agreement shall terminate upon the earliest to occur of (i) the last day of the calendar month in which Navajo has exhausted its Prepayment Amount; (ii) Longhorn's exercise of its "buy out" option specified in Paragraph 5 below; or (iii) if Navajo so elects, upon any event that triggers the obligation by Longhorn to pay the Contingent Payment Amount under the Note.

3. If the T&D Agreement terminates at the end of six years and at that time Navajo has not recouped all of its Prepayment Amount as a result of Curtailed Nominated Volumes, then Longhorn will be obligated to pay to Navajo the remaining balance of the Prepayment Amount plus interest on that amount at the rate of 5.5% per annum (from the date of the Closing of the Settlement to the date of payment).

4. Navajo is not required to ship any barrels on the Longhorn Pipeline. However, in the event that Navajo does not ship an average of 7,000 barrels per day, barrels not shipped will be credited against its Prepayment Amount, as provided in Paragraph 2(d) above. Additionally, Navajo has no obligation to furnish linefill for the startup of the pipeline.

5. Longhorn shall have the right at any time, upon 60 days prior written notice, to "buy out" Navajo's prepaid T&D Agreement at a price equal to the unrecouped balance of the Prepayment Amount plus interest on the unrecouped balance of the Prepayment Amount at a rate of 5.5% per annum from the date of the Closing of the Settlement to the date of payment.

6. The T&D Agreement shall contain such other terms and provisions as are customarily found in similar agreements of this type and which are not inconsistent with the terms described above.

7. If Longhorn is obligated by law to offer third parties the opportunity to enter into a throughput and deficiency agreement with terms and conditions comparable to those being made available to Navajo ("Comparable T&D Agreements"), and in the further event that third party companies elect to enter into Comparable T&D Agreements, Navajo acknowledges that its 7,000 barrel per day shipping volume could be reduced. In the event of such reduction, the provisions of the T&D Agreement will be modified to reflect such reduction and Longhorn will promptly refund any portion of the Prepayment Amount attributable to such reduction, with interest on that amount at the rate of 5.5% per annum from the date of the Closing of the Settlement to the date of Payment.

8. Prior to or contemporaneously with the execution of the definitive T&D Agreement, Navajo will enter into a Terminal Use and Access Agreement with Longhorn for Longhorn's El Paso Terminal in Longhorn's standard form of terminal use and access agreement generally used by Longhorn with shippers unrelated to Longhorn.




MEDIATION SETTLEMENT AGREEMENT - PAGE 9

                                    EXHIBIT B


                                 PROMISSORY NOTE

$25,000,000                       Dallas, Texas               November ___, 2002

         This Promissory Note, dated as of November ____, 2002, is from LONGHORN PARTNERS PIPELINE, L.P., a Delaware limited partnership ("Maker"), to NAVAJO REFINING COMPANY, L.P. ("Payee").

                                    Recitals:

         A. Pursuant to a Mediation Settlement Agreement dated November ___, 2002 (the "Settlement Agreement") by and between Maker, Payee, Holly Corporation, and Black Eagle, Inc., Maker and Payee entered into a Throughput and Deficiency Agreement dated November ___, 2002 (the "T&D Agreement"), pursuant to which Payee prepaid the amount of $25,000,000 (the "Prepayment Amount") in return for certain shipping entitlements for Navajo through Maker's petroleum products pipeline.

         B. Under the terms of Paragraph 3(B) of the Settlement Agreement, Maker agreed to execute and deliver this Note to Payee to provide for Payee's contingent repayment rights in the event that (1) Maker has not commenced regular and ongoing transportation of refined petroleum products through its pipeline to El Paso, Texas, on or before July 1, 2004, or prior thereto has given unequivocal indication (by announcement or circumstance) that it will not or cannot commence such operations, or if (2) Maker commences transporting refined petroleum products through its pipeline on or before July 1, 2004, but thereafter ceases transporting refined petroleum products through its pipeline
(i) for reasons other than Force Majeure, for a continuous period in excess of 180 days, or (ii) for a continuous period of more than one year for any reason (regardless of Force Majeure), prior to the time the entire Prepayment Amount has been recouped through transportation services under the terms of the T&D Agreement, or if(3) an Event of Default occurs.

         C. Capitalized terms used in this Note which are not defined in Paragraph 1 below shall have the meanings assigned to those terms in the Settlement Agreement.

         NOW, THEREFORE, in consideration of the premises above and the mutual covenants in the Settlement Agreement, Maker hereby agrees as follows:

         1. Defined Terms. As used in this Note, the following terms have the following meanings:

                  Applicable Rate means five and one-half percent (5.5%) per annum.

                  Buyout means an exercise of Maker's rights provided for in the T&D Agreement as described in Paragraph 5 of Exhibit A of the Settlement Agreement to "buy out" the T&D Agreement by repaying the remaining balance of the Prepayment Amount plus interest thereon at the Applicable Rate.



MEDIATION SETTLEMENT AGREEMENT - PAGE 10

                  Contingent Payment Amount means (a) in the event of a Failure to Commence Operations, $25,000,000 plus interest thereon at the Applicable Rate from the date of this Promissory Note, and
                  (b) in the event of a Permanent Cessation of Operations or an Event of Default, the Remaining Balance plus interest thereon at the Applicable Rate from the date of this Promissory Note.

                  Contingent Payment Date means (a) July 1, 2004, if there has been a Failure to Commence Operations, and (b) five (5) business days after any Permanent Cessation of Operations or Event of Default.

                  Event of Default means (i) any repudiation or rejection by Maker or any successor of its obligations under the Note or of its obligation to provide the services to Payee specified in the T&D Agreement, including the announcement by Maker that it will not Startup transporting refined products through its pipeline on or before July 1, 2004 (or the functional equivalent), or the announcement by Maker that it will have a Permanent Cessation of Operations (or the functional equivalent); (ii) Maker has had entered against it a judgment, decree, or order for relief in an involuntary proceeding commenced under any bankruptcy, insolvency, or similar law, or has any such proceeding commenced against it which remains undismissed for a period of sixty (60) days; (iii) Maker or any related entity has commenced a case regarding Maker under any bankruptcy, insolvency, or similar law, or makes a general assignment for the benefit of creditors; or (iv) Maker suffers the appointment of or taking possession or control by a receiver, liquidator, custodian, trustee, or similar official, of all or any substantial part of its assets.

                  Failure to Commence Operations means a failure by Maker to Startup on or before July 1, 2004.

                  Force Majeure means an event or events beyond the reasonable control of the party unable to perform hereunder, and includes without limitation, acts of God; storm, flood, extreme weather, fire, explosion, war, invasion, hostilities, rebellion, terrorism, insurrection, riots, strikes, picketing or other labor stoppages, whether of carrier's or shipper's employees, agents, or otherwise; electrical or electronic failure or malfunction; communications failure or malfunction; computer hardware and or software failure, malfunction, or inaccuracy; breakage or accident to machinery or equipment; temporary restraining orders, injunctions, or compliance orders issued by courts or governmental agencies; seizure or destruction under quarantine or customs regulations, or confiscation by order of any government or public authority, or risks of contraband or illegal transportation or trade; or any cause not due to fault or negligence or any cause reasonably beyond the control of the parties; provided however, it shall not include economic or financial events or circumstances of Maker or its affiliates (including, without limitation, the circumstances described as Events of Default, above). Nothing herein shall be construed to require settlement of labor disputes against the better judgment of the party having the dispute.


MEDIATION SETTLEMENT AGREEMENT - PAGE 11

                 Permanent Cessation of Operations means a cessation of the provision of transportation services for refined petroleum products through Maker's pipeline for delivery to El Paso, Texas, (i) for reasons other than Force Majeure, for a continuous period in excess of 180 days, or (ii) for a continuous period of more than one year for any reason (regardless of Force Majeure), prior to the time the entire Prepayment Amount has been recouped through transportation services under the T&D Agreement, or the announcement by Maker or any successor that such cessation will or is expected to occur.

                 Remaining Balance means the amount of the Prepayment Amount that still remains to be recovered by Payee under the T&D Agreement at the time of a Permanent Cessation of Operations or an Event of Default.

                 Senior Debt means all principal of, and any accrued and unpaid interest, and all other amounts owing by Maker under the terms of any financing obtained hereafter by Maker for the startup of its Galena Park, Texas to El Paso, Texas petroleum products pipeline project from any commercial banks, financial institutions or other lenders, in an aggregate principal amount not to exceed $150,000,000; provided, however, that no person or entity holding any direct or indirect equity interest in Maker ("Affiliated Parties") may provide financing as part of the Senior Debt, except that (i) J. P. Morgan Chase may provide financing of all or part of the Senior Debt, and (ii) Affiliated Parties may provide up to 30% of the Senior Debt financing if a party or parties other than an Affiliated Party provides at least 70% of the Senior Debt financing.

                 Startup means for Maker to commence regular and ongoing transportation of refined petroleum products through its pipeline for delivery to El Paso, at a rate and on a basis sufficient to ensure that Maker has the ability to perform under the T&D Agreement.

         2. Payment. In the event of a Failure to Commence Operations or a Permanent Cessation of Operations or an Event of Default, Maker hereby promises to pay to the order of Payee the Contingent Payment Amount on or before the applicable Contingent Payment Date. All payments on this Note shall be due and payable in lawful money of the United States of America at Payee's address located at 1600 Crescent Court, Suite 1600, Dallas Texas 75201-6927, or such other address as the holder hereof may indicate in writing to Maker.

         3. Termination of This Note. This Note shall terminate and have no further force or effect in the event of Buyout, or on the date that the entire Prepayment Amount has been recouped by Payee under the T&D Agreement.

         4. Default Interest. In the event that a Failure to Commence Operations or a Permanent Cessation of Operations occurs and Maker fails to pay the Contingent Payment amount due on or before the Contingent Payment Date, then all outstanding amounts due and payable under this Promissory Note shall thereafter bear interest at a rate often percent (10%) per annum.

         5. Subordination. All payments of principal and interest under this Note shall be fully subordinated to the prior payment in full of all Senior Debt. Payee, by its acceptance hereof, agrees

MEDIATION SETTLEMENT AGREEMENT - PAGE 12 to execute, at the request of Maker, a separate agreement with any holder of Senior Debt setting out Payee's agreement to subordinate all payments of principal and interest hereunder to such holder's Senior Debt and to take all such other action as such holder of Senior Debt may reasonably request to enable such holder of Senior Debt to enforce all claims relating to such Senior Debt in a manner which is prior to and in preference to Payee's claims under this Note. Maker's obligations and Payee's rights under this Note shall not be subordinated to any debt of Maker other than the Senior Debt. Payee's rights under this Note shall be pari passu with the rights of the Lenders who have advanced funds prior to November 15, 2002 (and with respect to such advances) under that certain Credit Agreement dated as of August 29, 2001, as amended as of November 15, 2002, by and among Longhorn Partners Pipeline, L.P., Chisholm Holdings, L.P., LPP Holdings, L.P., ELPP Holdings, Inc., Amoco Longhorn Pipeline Company and Longhorn Enterprises of Texas, Inc.

         6. Governing Law. THIS NOTE SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE LAWS OF SUCH STATE AND THE UNITED STATES OF AMERICA SHALL GOVERN THE RIGHTS AND DUTIES OF THE PARTIES HERETO AND THE VALIDITY, CONSTRUCTION, ENFORCEMENT AND INTERPRETATION OF THIS NOTE.

         7. Successors and Assigns. This Note shall bind Maker and its successors and assigns and shall inure to the benefit of the holder and its successors and assigns.

EXECUTED as of the day and year first written above.

                                     MAKER:

                                     LONGHORN PARTNERS PIPELINE, L.P.

                                     By: Longhorn Partners GP, L.L.C.



                                     By:
                                           -------------------------------------
                                           Carter R. Montgomery
                                           President and Chief Executive Officer



MEDIATION SETTLEMENT AGREEMENT - PAGE 13

                                   EXHIBIT C-1

                                 MUTUAL RELEASE

         For and in consideration of the terms of the Mediation Settlement Agreement (the "Settlement Agreement") entered into on the _________ day of November, 2002, by and between Holly Corporation, Navajo Refining Company, L.P., Black Eagle, Inc. (collectively, the "Holly Entities") and Longhorn Partners Pipeline, L.P. ("Longhorn"), as well as the covenants and/or promises contained herein, the receipt and sufficiency of which are hereby acknowledged, the Holly Entities, on behalf of themselves and all who may claim by, through, or under them, hereby fully, finally and forever RELEASE, ACQUIT and FOREVER DISCHARGE Longhorn Partners Pipeline, L.P., its assigns, representatives, agents, and/or heirs, if any, along with any successor companies, as well as its officers, administrators, directors, employees and/or attorneys (collectively, the "Longhorn Released Parties"), jointly and severally, from all claims, demands, actions, causes of action, other liabilities, and/or damages, if any, known or unknown, whether arising at law, by statute, or in equity, which the Holly Entities, or any other person or entity claiming by, through or under them, may have or claim to have, jointly or severally, against the Longhorn Released Parties that in any way arise out of or are connected with acts, omissions, conduct, relationships, occurrences, dealings, communications, events, and/or transactions relating in any way to the Longhorn pipeline, or the litigation filed by Longhorn in the 120th Judicial District Court, El Paso County, Texas and given cause number 98-2991 in that court, or the litigation filed by Holly Corporation and Navajo Refining Company, L.P. in the 5th Judicial District Court, Eddy County, New Mexico, and given cause number CV-2002-417 in that court, that have occurred on or before the date upon which the Holly Entities execute this Agreement; provided, however, this release does not include any claims the Holly Entities may have against the Longhorn Released Parties for any failure to comply with or breach of any provision in this Mutual Release or the Settlement Agreement or any documents executed in connection with the Settlement Agreement.

         For and in consideration of the terms of the Settlement Agreement, as well as the covenants and/or promises contained herein, the receipt and sufficiency of which are hereby acknowledged, Longhorn, on behalf of itself and all who may claim by, through, or under it, hereby fully, finally and forever RELEASES, ACQUITS and FOREVER DISCHARGES the Holly Entities, and their assigns, representatives, agents, and/or heirs along with any successor companies, as well as their officers, administrators, directors, employees and/or attorneys (collectively, the "Holly Released Parties"), jointly and severally, from all claims, demands, actions, causes of action, other liabilities, and/or damages, if any, known or unknown, whether arising at law, by statute, or in equity, which Longhorn, or any other person or entity claiming by, through or under it, may have or claim to have, jointly or severally, against the Holly Released Parties that in any way arise out of or are connected with acts, omissions, conduct, relationships, occurrences, dealings, communications, events, and/or transactions relating in any way to the Longhorn pipeline, or the litigation filed by Longhorn in the 120th Judicial District Court, El Paso County, Texas and given cause number 98-2991 in that court, or the litigation filed by Holly Corporation and Navajo Refining Company, L.P. in the 5th Judicial District Court, Eddy County, New Mexico, and given cause number CV-2002-417 in that court, that have occurred on or before the date upon which Longhorn executes this Agreement; provided, however, this release does not include any claims Longhorn may have against the Holly Released Parties for any failure to comply

MEDIATION SETTLEMENT AGREEMENT - PAGE 14 with or breach of any provision in this Mutual Release or the Settlement Agreement or any documents executed in connection with the Settlement Agreement; nor does it include a release of any of the parties identified in Paragraph 6 of the Settlement Agreement.

Longhorn Partners Pipeline, L.P.


By:
      -----------------------------
Its:
      -----------------------------


Holly Corporation


By:
      -----------------------------
Its:
      -----------------------------


Navajo Refining Company, L.P.


By:
      -----------------------------
Its:
      -----------------------------


Black Eagle, Inc.


By:
      -----------------------------
Its:
      -----------------------------



MEDIATION SETTLEMENT AGREEMENT - PAGE 15

                                   EXHIBIT C-2

                                 MUTUAL RELEASE


         For and in consideration of the terms of the Mediation Settlement Agreement (the "Settlement Agreement") entered into on the _____ day of November, 2002 by and between Holly Corporation, Navajo Refining Company, L.P., and Black Eagle, Inc. (collectively, the "Holly Entities") and Longhorn Partners Pipeline, L.P., as well as the covenants and/or promises contained herein, the receipt and sufficiency of which are hereby acknowledged, the Holly Entities, on behalf of themselves and all who may claim by, through or under them, hereby fully, finally and forever RELEASE, ACQUIT and FOREVER DISCHARGE each of Longhorn Partners Pipeline GP, L.L.C., Exxon Mobil Pipeline Company, ELPP Holdings, Inc., ELPP GP, Inc., Williams Pipeline Company, L.L.C., Longhorn Enterprises of Texas, Inc., BP Pipeline (North America) Inc., Amoco Longhorn Pipeline Company, Amoco Longhorn GP Pipeline Company, The Beacon Group Energy Investment Fund L.P., and LPP Holdings, L.P., that signs this Mutual Release and transmits such signed copy to Holly Corporation by 5:00 p.m. November 26, 2002, and any of their assigns, representatives, agents, and/or heirs, if any, along with any successor companies, as well as their officers, administrators, directors, employees and/or attorneys (collectively, the "Longhorn Released Parties"), jointly and severally, from all claims, demands, actions, causes of action, other liabilities, and/or damages, if any, known or unknown, whether arising at law, by statute, or in equity, which the Holly Entities, or any other person or entity claiming by, through or under them, may have or claim to have, jointly or severally, against the Longhorn Released Parties that in any way arise out of or are connected with acts, omissions, conduct, relationships, occurrences, dealings, communications, events, and/or transactions relating in any way to the Longhorn pipeline, or the litigation filed by Longhorn Partners Pipeline, L.P., in the 120th Judicial District Court, El Paso County, Texas, and given cause number 98-2991 in that court, or the litigation filed by Holly Corporation and Navajo Refining Company, L.P. in the 5th Judicial District Court, Eddy County, New Mexico and given cause number CV-2002-417 in that court, that have occurred on or before the date upon which the Holly Entities execute this Agreement; provided, however, this release does not include any claims the Holly Entities may have against the Longhorn Released Parties for any failure to comply with or breach of any provision in this Mutual Release; provided further, however that the "Longhorn Released Parties" excludes and does not include any of Longhorn Partners Pipeline, G.P., L.L.C., Exxon Mobil Pipeline Company, ELPP Holdings, Inc., ELPP G.P., Inc., Williams Pipeline Company, L.L.C., Longhorn Enterprises of Texas, Inc., BP Pipeline (North America), Inc., Amoco Longhorn Pipeline Company, Amoco Longhorn GP Pipeline Company, The Beacon Group Energy Investment Fund, L.P., and/or LPP Holdings, L.P., that does not sign and transmit to Holly Corporation a signed copy of this Mutual Release on or before 5:00 p.m. November 26, 2002, or their assigns, representatives, agents, and/or heirs, if any, or any successor companies, officers, administrators, directors, employees, and/or attorneys, and the benefits and obligations of this Mutual Release and of the Mutual Release signed November ____, 2002, by and between the Holly Entities and Longhorn Partners Pipeline, L.P., do not extend to them, or any of them.

          For and in consideration of the terms of the Settlement Agreement, as well as the covenants and/or promises contained herein, the receipt and sufficiency of which are hereby acknowledged, the

MEDIATION SETTLEMENT AGREEMENT - PAGE 16

Longhorn Released Parties, on behalf of themselves and all who may claim by, through or under any of them, hereby fully, finally and forever RELEASE, ACQUIT and FOREVER DISCHARGE the Holly Entities, and their members, assigns, general or limited partners, representatives, agents, and/or heirs along with any affiliate and/or successor companies, as well as their officers, administrators, directors, employees and/or attorneys (collectively, the "Holly Released Parties"), jointly and severally, from all claims, demands, actions, causes of action, other liabilities, and/or damages, if any, known or unknown, whether arising at law, by statute, or in equity, which the Longhorn Released Parties, or any other person or entity claiming by, through or under them, may have or claim to have, jointly or severally, against the Holly Released Parties that in any way arise out of or are connected with acts, omissions, conduct, relationships, occurrences, dealings, communications, events, and/or transactions relating in any way to the Longhorn pipeline or the litigation filed by Longhorn Partners Pipeline, L.P., in the 120th Judicial District Court, El Paso County, Texas, and given cause number 98-2991 in that court, or the litigation filed by Holly Corporation and Navajo Refining Company, L.P. in the 5th Judicial District Court, Eddy County, New Mexico and given cause number CV-2002-417 in that court, that have occurred on or before the date upon which the Longhorn Released Parties execute this Mutual Release, provided, however, this Mutual Release does not include any claims the Longhorn Released Parties may have against the Holly Released Parties for any failure to comply with or breach of any provision in this Mutual Release. This Mutual Release does not include a release of any of the parties identified in Paragraph 6 of the Settlement Agreement but, not withstanding the foregoing, the Longhorn Released Parties covenant not to institute any litigation or other legal proceedings relating to the facts, events, or occurrences that form the basis of the disputes which are the subject of the El Paso litigation or the New Mexico litigation (referenced above) against (a) the George Donaldson law firm or any of its present or former partners, officers, or employees or (b) Marian Collins or the Estate of Lucien Collins; provided further that each of the Longhorn Released Parties reserves the right to respond in any manner it deems to be necessary or appropriate, in its sole discretion, including the assertion and prosecution of counterclaims, in any existing litigation or future litigation brought by or on behalf of any of said parties (unless brought solely in the capacity as counsel for others, and in accordance with pertinent procedural and disciplinary rules governing the conduct of attorneys) against said Longhorn Released Party; any such counterclaims in any currently pending litigation, however, shall be limited to (i) counterclaims previously asserted as of November 15, 2002, (ii) counterclaims in response to claims not asserted against such Longhorn Released Party as of the date of this Mutual Release, and (iii) counterclaims based on evidence discovered after the date of this Mutual Release.

          All disputes relating to or arising out of this Mutual Release and any related documents shall be first submitted to mediation in Dallas, Dallas County, Texas, to the Honorable Robert M. Parker, or, if he is not available, to another mediator mutually acceptable to the Parties. In the event that any disputes cannot be settled through mediation, those disputes will be resolved through arbitration pursuant to the terms set forth in the form of Arbitration Agreement attached hereto and Exhibit D to the Settlement Agreement.

LONGHORN PARTNERS PIPELINE GP, L.L.C.

By:
     ---------------------------------
Its:
      --------------------------------



MEDIATION SETTLEMENT AGREEMENT - PAGE 17

EXXON MOBIL PIPELINE COMPANY


By:
      -----------------------------
Its:
      -----------------------------


ELPP HOLDINGS, INC.


By:
      -----------------------------
Its:
      -----------------------------


ELPP GP, INC.



By:
      -----------------------------
Its:
      -----------------------------


WILLIAMS PIPE LINE COMPANY, L.L.C.


By:
      -----------------------------
Its:
      -----------------------------


LONGHORN ENTERPRISES OF TEXAS, INC.


By:
      -----------------------------
Its:
      -----------------------------



BP PIPELINE (NORTH AMERICA) INC.


By:
      -----------------------------
Its:
      -----------------------------




MEDIATION SETTLEMENT AGREEMENT - PAGE 18

AMOCO LONGHORN PIPELINE COMPANY


By:
      -----------------------------
Its:
      -----------------------------



AMOCO LONGHORN GP PIPELINE COMPANY


By:
      -----------------------------
Its:
      -----------------------------



THE BEACON GROUP ENERGY INVESTMENT FUND, L.P.


By:
      -----------------------------
Its:
      -----------------------------



LPP HOLDINGS, L.P.


By:
      -----------------------------
Its:
      -----------------------------



HOLLY CORPORATION


By:
      -----------------------------
Its:
      -----------------------------



NAVAJO REFINING COMPANY, L.P.


By:
      -----------------------------
Its:
      -----------------------------



MEDIATION SETTLEMENT AGREEMENT - PAGE 19

BLACK EAGLE, INC.


By:
      -----------------------------
Its:
      -----------------------------


















MEDIATION SETTLEMENT AGREEMENT - PAGE 20

                                    EXHIBIT D


                              ARBITRATION AGREEMENT



         (a) Binding Arbitration. This Arbitration Agreement is attached to that certain Mediation Settlement Agreement by and between Longhorn Partners Pipeline, L.P. and Holly Corporation, Navajo Refining Company, L.P. and Black Eagle, Inc. dated November ___, 2002 (the "Settlement Agreement"). Capitalized terms used herein that are not otherwise defined shall have the meanings assigned to those terms in the Settlement Agreement. Upon the demand of any Party, any Dispute (as defined below) shall be resolved by binding arbitration in accordance with the terms of this Arbitration Agreement. A "Dispute" shall include any action, dispute, claim or controversy of any kind (e.g., whether in contract or in tort, statutory or common law, legal or equitable or otherwise) now existing or hereafter arising between the Parties in any way arising out of, pertaining to or in connection with the Settlement Agreement or any agreement, document or instrument executed in connection therewith or pursuant thereto (the "Settlement Documents"). Any Party to this Arbitration Agreement, by summary proceedings (e.g., a plea in abatement or motion to stay further proceedings), may bring any action in court to compel arbitration of any Disputes. Any Party who fails or refuses to submit to binding arbitration following a lawful demand by the opposing Party shall bear all costs and expenses incurred by the opposing party in compelling arbitration of any Dispute. The Parties agree that by engaging in activities with or involving each other as described above, they are participating in transactions involving interstate commerce.

         (b) Governing Rules. All Disputes between the Parties submitted to arbitration shall be resolved by binding arbitration administered by the American Arbitration Association (the "AAA") in accordance with, and in the following order or priority: (1) the terms of this Arbitration Agreement, (2) the Commercial Arbitration Rules of the AAA, (3) the Federal Arbitration Act (Title 9 of the United States Code), and (4) to the extent the foregoing are inapplicable, unenforceable or invalid, the laws of the State of Texas. The validity and enforceability of this Arbitration Agreement shall be determined in accordance with this same order of priority. In the event of any inconsistency between this Arbitration Agreement and such rules and statutes, this Arbitration Agreement shall control. Judgment upon any award rendered hereunder may be entered in any court having jurisdiction.

         (c) Arbitrator Powers and Qualifications; Modification or Vacation of Award. Arbitrators are empowered to resolve Disputes by summary rulings substantially similar to summary judgments and motions to dismiss. Arbitrators shall resolve all Disputes in accordance with the applicable substantive law. Any arbitrator selected shall be required to be (i) neutral, (ii) a practicing attorney licensed to practice law in the State of Texas, and (iii) experienced and knowledgeable in the substantive laws applicable to the subject matter of the Dispute. With respect to a Dispute in which the claims or amounts in controversy do not exceed $250,000, a single arbitrator shall be chosen and shall resolve the Dispute. In such case, the arbitrator shall be required to make specific, written findings of fact and conclusions of law, and shall have authority to render an award up to but not to exceed $250,000, including all damages of any kind, including costs, fees and expenses. A Dispute involving claims or amounts in controversy exceeding $250,000 or involving claims or amounts in controversy where the parties cannot agree that the amount in controversy is less than $250,000, shall


MEDIATION SETTLEMENT AGREEMENT - PAGE 21 be decided by a majority vote of a panel of three arbitrators (an "Arbitration Panel"), the determination of any two of the three arbitrators constituting the determination of the Arbitration Panel, provided, however, that all three Arbitrators on the Arbitration Panel must actively participate in all hearings and deliberations. Arbitrators, including any Arbitration Panel, may grant any remedy or relief deemed just and equitable and within the scope of this Arbitration Agreement and may also grant such ancillary relief as is necessary to make effective any award. Arbitration Panels shall be required to make specific, written findings of fact and conclusions of law and shall be required to render awards within 30 days after the conclusion of hearings, or within 30 days following the submission of final briefs of the Parties if a briefing schedule is established following the hearings.

         (d) Consequential or Punitive Damages. The Parties agree that in no event shall any Party be liable to another Party for consequential, incidental or indirect damages or punitive damages of any kind and that the Arbitrator (or the Arbitration Panel as appropriate) shall have no power to award any such damages hereunder.

         (e) Timing and Discovery. To the maximum extent practicable, the AAA, the Arbitrator (or the Arbitration Panel, as appropriate) and the Parties shall take any action necessary to require that an arbitration proceeding hereunder shall be concluded within 180 days of the filing of the Dispute with the AAA. Hearings shall be limited to no more than 10 business days, which the Parties shall endeavor to conduct consecutively. Arbitration proceedings hereunder shall be conducted in Dallas, Texas. Arbitrators shall be empowered to impose sanctions and to take such other actions as they deem necessary to the same extent a judge could pursuant to the Federal Rules of Civil Procedure, the Texas Rules of Civil Procedure and applicable law. With respect to any Dispute, each Party agrees that all discovery activities shall be expressly limited to matters directly relevant to the Dispute and any Arbitrator, Arbitration Panel and the AAA shall be required to fully enforce this requirement. Document requests shall be limited to no more than 15 items or categories of documents. The Parties shall be allowed no more than five depositions per side in connection with any Dispute with durations of not more than four hours each. Additional document requests, depositions or extensions of time for depositions shall only be allowed if (i) agreed to by the Parties, or (ii) permitted by the Arbitrator
(or the Arbitration Panel, as appropriate) upon an express finding that such additional discovery is required as a result of a party's failure to participate in the discovery process in good faith.

          (f) Other Matters and Miscellaneous. This Arbitration Agreement constitutes the entire agreement of the Parties with respect to its subject matter and supersedes all prior discussions, arrangements, negotiations and other communications on dispute resolution. To the extent permitted by applicable law, Arbitrators, including any Arbitration Panel, shall have the power to award recovery of all costs and fees (including attorneys' fees, administrative fees and arbitrators' fees) to the prevailing party. This Arbitration Agreement may be amended, changed or modified only by the express provisions of a writing which specifically refers to this Arbitration Agreement and which is signed by all the Parties hereto. If any term, covenant, condition or provision of this Arbitration Agreement is found to be unlawful, invalid or unenforceable, such illegality, or invalidity or unenforceability shall not affect the legality, validity or enforceability of the remaining parts of this Arbitration Agreement, and all such remaining parts hereof shall be valid and enforceable and have full force and effect as if the illegal, invalid or unenforceable part had not been included. Each Party agrees to keep all Disputes and arbitration proceedings strictly confidential, except for disclosure of


MEDIATION SETTLEMENT AGREEMENT - PAGE 22 information required in the ordinary course of business of the parties or by applicable law or regulation.

         Longhorn Partners Pipeline, L.P.

         By:      Longhorn Partners GP, L.L.C.
                  Its:    General Partner

                  By:
                          ---------------------------------
                          Carter R. Montgomery
                          President and
                             Chief Executive Officer


         Holly Corporation

         By:
                ----------------------------
         Its:
                ----------------------------


         Navajo Refining Company, L.P.

         By:
                ----------------------------
         Its:
                ----------------------------



         Black Eagle, Inc.

         By:
                ----------------------------
         Its:
                ----------------------------











MEDIATION SETTLEMENT AGREEMENT - PAGE 23

                                    EXHIBIT E


                           FORM OF JOINT PRESS RELEASE



             HOLLY CORPORATION AND LONGHORN PARTNERS PIPELINE, L.P.
                        ANNOUNCE SETTLEMENT OF LITIGATION

         Dallas, Texas, November 15, 2002 -- Holly Corporation (AMEX "HOC") and Longhorn Partners Pipeline, L.P. today jointly announced an agreement, developed in voluntary mediation, to settle pending litigation.

         Holly and Longhorn Partners have entered into a binding agreement to terminate litigation brought in August 1998 by Longhorn Partners against Holly and certain subsidiaries in a state court in El Paso, Texas and to terminate litigation brought in August 2002 by Holly and a subsidiary against Longhorn Partners and related parties in a state court in Carlsbad, New Mexico.

         Under the agreement, Holly will pay $25 million to Longhorn Partners as a prepayment for the transportation of 7,000 barrels per day of refined products from the Gulf Coast to El Paso in a period of up to 6 years from the date of the Longhorn Pipeline's start-up. The agreement provides that Longhorn Partners will issue to Holly an unsecured promissory note, subordinated to certain other indebtedness, that would become payable with interest in the event that the Longhorn Pipeline does not begin operations by July 1, 2004 or to the extent Longhorn Partners is unable to provide Holly the full amount of the agreed transportation services.

         Final documentation to implement the settlement is expected to be completed by late November, at which time the $25 million payment will be made by Holly to Longhorn Partners.

         Holly Corporation, through its affiliates, Navajo Refining Company and Montana Refining Company, is engaged in the refining, transportation, terminalling and marketing of petroleum products.

         Longhorn Partners Pipeline, L.P., a limited partnership based in Dallas, is developing the 700-mile Longhorn Pipeline to transport gasoline, diesel and aviation fuel from the Texas Gulf Coast to Odessa and El Paso, Texas.






MEDIATION SETTLEMENT AGREEMENT - PAGE 24